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                                                                  EXHIBIT 10.37


                               DIVIDEND AGREEMENT


                 THIS DIVIDEND AGREEMENT, entered into as of June 15, 1994, by and among RICHARD M. SCRUSHY, HEALTHSOUTH REHABILITATION CORPORATION, JOHN W. MCROBERTS and MICHAEL D. MARTIN (collectively referred to herein as the "Founding Stockholders"), and CAPSTONE CAPITAL TRUST, INC. (the "Company"), as follows:

                 WHEREAS, the Founding Stockholders are the holders, in the aggregate, of 180,000 shares of the common stock, $.001 par value (the "Common Stock") of the Company, constituting all of the issued and outstanding shares of the Company (the "Founders' Shares");

                 WHEREAS, the Company has filed a Registration Statement on Form S-11 with the Securities and Exchange Commission on April 15, 1994, as amended, registering up to 6,670,000 shares of its Common Stock, in connection with the Company's initial public offering (the "Initial Public Offering");

                 NOW, THEREFORE, in consideration of the benefits to the Founding Stockholders from the completion of the Initial Public Offering, the Founding Stockholders and the Company agree as follows:

         1. Consent Dividend. For each quarter during the term of this Agreement for which the Company's annualized dividends paid to the other holders of the Company's Common Stock do not equal or exceed $1.70 per share ($0.425 per share per quarter), the Founding Stockholders agree to treat as a dividend such amounts as shall be specified in a written consent to be filed by the Company with its income tax return (the "Consent Dividend") and to include such amounts in gross income for federal income tax purposes.

                 2. Effect of Consent Dividend. The Founding Stockholders and the Company acknowledge that, for federal income tax purposes, the amount of the Consent Dividend shall be considered as (a) a distribution in money by the Company to the Founding Stockholders on the last day of the Company's taxable year and (b) a contribution to the capital of the Company by the Founding Stockholders on the same date.

                 3. Term. The term of this Agreement shall begin with the quarter ending September 30, 1994, and shall continue thereafter for the next succeeding five (5) calendar quarters.

                 4. Rights of Founding Stockholders. Nothing in this Agreement shall impair the other rights and benefits, including, without limitation, voting rights, of Founders' Shares or prevent the Founding Stockholders from exercising all other rights and powers applicable to the Founders' Shares as provided in the Company's Charter and Bylaws or by applicable law.





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                 5.       Scope of Agreement.  This Agreement shall apply
only to the Founders' Shares and shall not apply to any other shares of Common Stock of the Company acquired by the Founding Stockholders.

                 6. Restrictive Legend. Upon execution of this Agreement, each and all certificates for the Company's Common Stock owned by the Founding Stockholders evidencing the Founders' Shares shall be delivered to the Company, and the back of each such certificate shall be endorsed with a legend substantially as follows:

                 The dividends payable with respect to the shares of Common Stock represented by this Certificate are restricted by, and subject to the terms and provisions of, a Dividend Agreement, dated June 15, 1994. A copy of the Dividend Agreement, as amended, is on file in the office of the Secretary of the Company. By acceptance of this Certificate, the holder hereof agrees to be bound by the terms of said Dividend Agreement, as amended.;

After endorsement, the certificates shall be returned to said Founding Stockholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of such stock.

                 7. Binding Effect. This Agreement shall be binding upon or inure to the benefit of the Company, the Founding Stockholders, and their respective successor, heirs, legatees, executors, personal representatives and assigns.

                 8. Entire Agreement. This instrument contains the entire agreement of the parties hereto with respect to the subject hereof, and no modification, amendment, change or discharge of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by all the parties hereto.

                 9. Applicable Law. The validity, construction, apportionment and effect of this Agreement shall be governed by the laws of Alabama.

                 10. Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart shall for all purposes be deemed to be an original.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.



                                        HEALTHSOUTH Rehabilitation Corporation


                                        /s/ Richard M. Scrushy
                                        --------------------------------------
                                        Richard M. Scrushy, President



                                        /s/ John W. McRoberts
                                        --------------------------------------
                                        John W. McRoberts



                                        /s/ Michael Martin
                                        --------------------------------------
                                        Michael Martin




                                        CAPSTONE CAPITAL TRUST, INC.


                                        /s/ John W. McRoberts
                                        --------------------------------------
                                        John W. McRoberts, President